UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 25, 2018

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 3rd Avenue, Suite 150, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
 Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 25, 2018, Sound Financial Bancorp, Inc. (the "Company") and its wholly owned subsidiary, Sound Community Bank (the "Bank"), entered into change of control agreements (the "CIC Agreements") with Daphne Kelley, Senior Vice President and Chief Financial Officer of the Company and the Bank, and with Heidi Sexton, Executive Vice President and Chief Operating Officer of the Bank.  The CIC Agreements remain in effect until canceled by either party, upon at least 12 months prior written notice to the other party.

Under each of the CIC Agreements, the executive will be entitled to a change in control payment from the Company if she is involuntary terminated (as defined in the agreement) concurrently with or within 12 months following a change in control (as defined in the agreement).  In such an event, the executive will be entitled to receive a lump sum cash payment equal to two times her then current annual base salary.  The CIC Agreements also provide that for a period ending at the earlier of (i) eighteen (18) months after the effective date of the executive's termination or (ii) the date of the executive's full time employment by another employer that provides substantially similar benefits, at no premium cost to the executive, the Company shall maintain the same group health benefits and other group insurance and group retirement benefits as the executive would have received had she continued to be employed by the Company and/or the Bank, to the extent that the Company and the Bank can do so under the terms of applicable plans as are maintained by the Company and the Bank for the benefit of its executive officers from time to time.  All of the above payments that would be made in connection with a change in control are subject to cut-back to the extent the payments are deemed "parachute payments" under Section 280G of the Internal Revenue Code, as amended.

The foregoing summary of the CIC Agreements is qualified in its entirety by reference to the CIC Agreements, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01  Financial Statements and Exhibits

 (d) Exhibits

10.1	Change of Control Agreement dated October 25, 2018 by and among Sound Financial Bancorp, Inc., Sound Community Bank and Daphne Kelley.

10.2	Change of Control Agreement dated October 25, 2018 by and among Sound Financial Bancorp, Inc., Sound Community Bank and Heidi Sexton.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date:	October 26, 2018	By:	/s/ Daphne Kelley
Daphne Kelley, Senior Vice President and Chief Financial Officer

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